Exhibit 99.1

FOR IMMEDIATE RELEASE

TYME Technologies, Inc. Provides Business Update and Announces Second Fiscal Quarter 2022 Financial and Operating Results

– First patient dosed in Phase II OASIS trial evaluating the potential benefits of oral SM-88 for patients with metastatic HR+/HER2- breast cancer after treatment with a CDK4/6 inhibitor –

– PanCAN Precision Promise trial to add five new sites in early 2022 –

– Commenced preclinical initiative with Evotec, a global leader in drug development, to evaluate the potential of expanding our SM-88 platform to other indications –

– Maintained a well-capitalized position, with $96.6 million in cash and marketable securities as of September 30 –

– Company to host live conference call and webcast today, November 8, 2021, at 8:30 AM ET –

BEDMINSTER, N.J.— (BUSINESS WIRE) November 8, 2021—TYME Technologies, Inc. (Nasdaq: TYME) (the Company or TYME), an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™), announced financial and operating results for its second fiscal quarter ended September 30, 2021.

Second Fiscal Quarter 2022 Business and Recent Highlights:

•

Commenced enrollment and dosed first patient in OASIS breast cancer trial, a multicenter Phase II single-arm, open-label study examining SM-88 with methoxsalen, phenytoin, and sirolimus (MPS) in patients with metastatic disease who have received two prior hormonal therapies. The trial is being conducted by Georgetown University (NCT04720664) at five MedStar Health hospitals. (MedStar Health is Georgetown’s academic clinical partner).

•

Five new sites planned to be added in early 2022 with an additional 10 sites expected by the end of 2022, on top of the 15 already participating (for a total of 30 sites), in the Precision Promise trial, a Phase II/III randomized adaptive trial in metastatic pancreatic cancer sponsored by the Pancreatic Cancer Action Network (PanCAN). These sites are among the top research institutions in the country for pancreatic cancer treatment.

•

The HOPES Sarcoma trial, an investigator-sponsored trial, had a meaningful increase in the rate of enrollment during the quarter. We anticipate completing trial enrollment by the end of the first half of calendar year 2022.

•	Launched preclinical initiative with Evotec to evaluate the potential of expanding SM-88 platform to other targeted indications.

•	Announced plans to explore the development of a Tyrosine-based tumor targeted technology and the receipt of a patent on such platform.

“Our second quarter was a period of significant action at TYME as we continued to implement our strategic imperatives. We commenced the OASIS breast cancer study with the first patient dosed in late September, and initiated our preclinical work, including our all-important biomarker research. We believe this will provides us with a better understanding of how best to address treatment opportunities. Our existing trials are also progressing, as planned. PanCAN’s Precision Promise trial is in the process of seeking five new sites early next year with plans to add 10 more by the end of the year and enrollment continues in our HopES sarcomas study. This is particularly noteworthy given how difficult it is to recruit patients with this ultra-rare sarcoma. Finally, we began early discovery work on a tyrosine-based tumor targeted technology platform,” stated Richie Cunningham, Chief Executive Officer of TYME.

“Given all the positive momentum, these are exciting times at TYME, and we are in a strong financial position to advance these programs. We look forward to sharing information on our progress in the upcoming quarters,” concluded Cunningham.

Second Fiscal Quarter 2022 Financial Results

As of the quarter ended September 30, 2021, the Company had approximately $96.6 million in cash and marketable securities, compared to $101.5 million as of the quarter ended June 30, 2021. TYME’s operational cash burn rate for the second quarter of fiscal year 2022 was $5.0 million compared to $6.0 million for the first quarter and $6.6 million for the second quarter of fiscal year 2021.

The burn rate was below the Company’s previous guidance and reflected expenses associated with ongoing clinical trials in pancreatic cancer (Precision Promise), breast cancer (Oasis), and sarcoma cancers (HopES), as well as reduced costs associated with our discontinued pancreatic cancer trial, 88-Panc-Part II. TYME continues to anticipate that its quarterly cash usage or “cash burn rate” will range from $6.0 to $8.0 million for the remaining quarters of fiscal year 2022, based on costs associated with the Company’s active clinical trials, the ongoing and close out activities related to our discontinued pancreatic cancer study, our pre-clinical studies in biomarker and mechanism of action research of SM-88, and TYME-19 pre-clinical studies.

Net loss was $5.6 million for the quarter ended September 30, 2021, or ($0.03) per basic and diluted share, as compared to a net loss of $6.9 million for the quarter ended September 30, 2020, or ($0.05) per basic and diluted share. The decrease reflected lower ongoing trial costs primarily due to the discontinued TYME—88- Panc Part 2 trial.

After adjusting for the change in fair value of warrant liability, and amortization of employee, director and consultant stock options, adjusted net loss for the three months ended September 30, 2021, was $5.3 million, or ($0.03) per share, compared to adjusted net loss of $6.5 million, or ($0.04) per share, for the three months ended September 30, 2020. Adjusted net loss and adjusted net loss per share are non-GAAP measures. See “Use of Non-GAAP Measures” below for a reconciliation to the comparable GAAP measures.

TYME has reported its full financial results for the quarter ended September 30, 2021, in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”). TYME’s 10-Q is located in the SEC filings section of the Company’s website.

Conference Call and Webcast Details

Date:	Monday, November 8, 2021

Time:	8:30 AM ET

Toll-free (U.S.)	(866) 601-3896

International	(636) 812-6499

Conference ID	5953454

The webcast will be accessible on the Events & Presentations page of the Investors section of the TYME website, tymeinc.com, and will be archived for 90 days following the event.

Use of Non-GAAP Measures

Adjusted net loss and adjusted net loss per share as presented in this report are non-GAAP measures. The adjustments relate to the change in fair value of warrant liability, amortization of employees, directors and consultants stock options and gain on warrant exchange. These financial measures are presented on a basis other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). In the reconciliation tables that follow, we present adjusted net loss and adjusted net loss per share, reconciled to their comparable GAAP measures, net loss and net loss per share. These items are adjusted because they are not operational or because they are significant noncash charges and management believes these adjustments are meaningful to understanding the Company’s performance during the periods presented. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP. Our definitions of adjusted net loss and adjusted loss per share may not be comparable to similar measures reported by other companies.

About TYME Technologies, Inc.

TYME is an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™) that are intended to be effective across a broad range of solid tumors and hematologic cancers, while also maintaining patients’ quality of life through relatively low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to cause cancer cell death.

The Company is currently focused on developing its novel compound, SM-88. The Company believes that early clinical results demonstrated by SM-88 in multiple advanced cancers, including pancreatic, prostate, sarcomas and breast, reinforce the potential of its emerging CMBT™ pipeline.

For more information about the Company, visit www.tymeinc.com and connect on Facebook, LinkedIn, and Twitter.

About SM-88

SM-88 is an oral investigational modified proprietary tyrosine derivative that is believed to interrupt the metabolic processes of cancer cells by breaking down the cells’ key defenses and leading to cell death through oxidative stress and exposure to the body’s natural immune system. Clinical trial data have shown that SM-88 has demonstrated encouraging tumor responses across 15 different cancers, including pancreatic, lung, breast, prostate and sarcoma cancers with minimal serious grade 3 or higher adverse events. SM-88 is being evaluated in an adaptive randomized Phase 2/3 clinical trial for patients with second-line pancreatic cancer. The Company has begun enrollment in a Phase II study evaluating SM-88 in breast cancer (HR+/HER2-) in the third quarter of calendar year 2021, as well as continuing enrollment of a Phase II study in high-risk metastatic sarcomas. SM-88 is an investigational therapy that is not approved for any indication in any disease.

Learn more.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates (including SM-88 and TYME- 18) and their clinical potential and non-toxic safety profiles, our drug development plans and strategies, ongoing and planned preclinical or clinical trials, , preliminary data results and the therapeutic design and mechanisms of our drug candidates. The words “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “anticipates,” and similar expressions (including their use in the negative) are intended to identify forward-looking statements. Forward-looking statements can also be identified by discussions of future matters such as: the effect of the COVID-19 pandemic and the associated impact on the national and global economy as well as impacts on the Company’s ongoing clinical trials and ability to analyze data from those trials; the cost of development and potential commercialization of our lead drug candidate and of other new product candidates; expected releases of interim or final data from our clinical trials; possible collaborations; the timing, scope, status, objectives of our ongoing and planned trials; the success of management transitions and strategic initiatives; and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations and projections which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to: the severity, duration, and economic impact of the COVID-19 pandemic; our ability to achieve the intended benefits of our strategic initiatives; that certain information is of a preliminary nature and may be subject to change; uncertainties inherent in the cost and outcomes of research and development, including the cost and availability of acceptable-quality clinical supply, and in the ability to achieve adequate start and completion dates, as well as uncertainties in clinical trial design and patient enrollment, dropout or discontinuation rates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final data from any clinical trials may differ from prior or preliminary study data or analyses and may not support further clinical development; and that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any applications or other submissions for SM-88 or other drug candidates may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88 or other drug candidates; the ability of TYME and its collaborators to develop and realize collaborative synergies; competitive developments; and the factors described in the section captioned “Risk Factors” of TYME’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021 filed with the U.S. Securities and Exchange Commission on June 10, 2021 as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission available at www.sec.gov.

The information contained in this press release is as of its release date and TYME assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: Tyme Technologies, Inc.

Financial Tables Follow

Tyme Technologies, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020

Revenues	$—	$—	$—	$—
Operating expenses:
Research and development	3,495,416	4,707,448	7,679,827	9,422,743
General and administrative (including $151,000, $138,000, $266,000 and $341,000 of related party legal expenses, respectively)	2,433,099	2,613,689	4,901,258	5,670,761

Total operating expenses	5,928,515	7,321,137	12,581,085	15,093,504

Loss from operations	(5,928,515)	(7,321,137)	(12,581,085)	(15,093,504)
Other income (expense):
Change in fair value of warrant liability	344,166	489,572	1,069,309	(2,773,699)
Gain on warrant exchange	—	—	—	2,228,697
Other income	39,007	7,011	58,530	17,513
Interest expense	(19,368)	(25,980)	(40,627)	(55,356)

Total other income (expense)	363,805	470,603	1,087,212	(582,845)

Net loss	$(5,564,710)	$(6,850,534)	$(11,493,873)	$(15,676,349)

Basic and diluted loss per common share	$(0.03)	$(0.05)	$(0.07)	$(0.12)

Basic and diluted weighted average shares outstanding	172,206,894	128,046,895	172,206,177	126,323,921

Statements of Comprehensive Loss
Net loss	$(5,564,710)	$(6,850,534)	$(11,493,873)	$(15,676,349)
Other comprehensive loss
Unrealized loss on marketable securities, net of tax	(24,715)	—	(58,557)	—

Comprehensive loss	$(5,589,425)	$(6,850,534)	$(11,552,430)	$(15,676,349)

Reconciliation of Net Loss to Adjusted Net Loss

	Three Months Ended June 30,		Six Months Ended September 30,
	2021	2020	2021	2020

Net loss (GAAP)	$(5,565,000)	$(6,851,000)	$(11,494,000)	$(15,676,000)
Adjustments:
Change in fair value of warrant liability	(344,000)	(490,000)	(1,069,000)	2,774,000
Amortization of employees, directors and consultants stock options	616,000	884,000	1,260,000	1,953,000
Gain on warrant exchange	—	—	—	(2,229,000)

Adjusted net loss (non-GAAP)	$(5,293,000)	$(6,457,000)	$(11,303,000)	$(13,178,000)

Reconciliation of Net Loss Per Share to Adjusted Net Loss Per Share

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020

Net loss per share (GAAP)	$(0.03)	$(0.05)	$(0.07)	$(0.12)
Adjustments:
Change in fair value of warrant liability	*	*	(0.01)	0.02
Amortization of employees, directors and consultants stock options	*	0.01	0.01	0.02
Gain on warrant exchange	—	—	—	(0.02)

Adjusted net loss per share (non-GAAP)	$(0.03)	$(0.04)	$(0.07)	$(0.10)

*	The effect of the change was negligible to the adjusted net loss per share.